UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 18, 2023, Nxu, Inc. (the “Company”) was granted a continued listing exception by the Nasdaq Hearings Panel (the “Panel”) through April 7, 2024 to allow the Company to complete its plan to demonstrate compliance with the minimum bid price requirement and minimum stockholders’ equity requirement for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”). Subject to confirmation from Nasdaq, the Company believes it has regained compliance with the minimum bid price requirement and the stockholders’ equity requirement as of the date of this Current Report on Form 8-K.

On January 9, 2024, the Listing Qualifications Department (the “Staff”) of Nasdaq notified the Company that it failed to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended December 31, 2022, which was required to be held pursuant to Nasdaq Listing Rule 5620(a).

Following the Staff’s delisting determination letter dated October 10, 2023, and in accordance with Nasdaq Listing Rule 5810(c)(2)(A), the Staff cannot consider a plan to regain compliance with Nasdaq Listing Rule 5620(a) since the Company appealed a previous delisting determination. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

The Panel will consider this matter in its decision regarding the Company’s continued listing on Nasdaq. The Company may present its views with respect to this additional deficiency to the Panel in writing no later than 5:00 p.m. (Eastern Time) on January 16, 2024.

The Company intends to present its views with respect to this additional deficiency before the deadline specified above, which will include a discussion of the Company’s plan (“Plan”) to expeditiously prepare for and hold an annual meeting if an extension is granted and the reason for its failure to timely hold the annual meeting. In its Plan, the Company intends to explain that it did not hold an annual meeting during 2023 because it had believed that it was a newly listed company as a result of the holding company reorganization merger completed on May 12, 2023, whereby the Company replaced Atlis Motor Vehicles Inc. as the publicly held corporation, such that the Company’s first annual meeting would be required to be held in 2024. In connection with the reorganization merger, the Company held a special meeting of shareholders, but the special meeting did not fully meet the requirements of Nasdaq Listing Rule 5620(a) because the shareholders were not afforded an opportunity to discuss Company affairs with management. The Company intends to request that the Panel afford it an additional exception to the listing rules to allow it to hold an annual meeting of shareholders to cure this deficiency.

There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance within any extension period that may be granted by the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

Date: January 12, 2024	By:	/s/ Mark Hanchett
Mark Hanchett Chief Executive Officer